UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2024

Tenax Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34600	26-2593535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Glen Lennox Drive, Suite 300

Chapel Hill, North Carolina 27517

(Address of principal executive offices) (Zip Code)

919-855-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TENX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c)  On December 2, 2024, the Board of Directors (the “Board”) of Tenax Therapeutics, Inc. (the “Company”) appointed Thomas A. McGauley as Interim Chief Financial Officer of the Company effective December 2, 2024 (the “Start Date”). Mr. McGauley will be responsible for the Company’s accounting and finance functions and will serve as the Company’s principal financial officer and principal accounting officer beginning on the Start Date.

Mr. McGauley will provide services to the Company as an independent contractor pursuant to the Company’s existing consulting agreement with Danforth Advisors, LLC (the “Danforth Consulting Agreement”), filed as Exhibit 10.20 to the Company’s Form 10-K for the period ended December 31, 2021, and incorporated herein by reference. Pursuant to the Danforth Consulting Agreement, Danforth will receive cash compensation at a rate of $410 per hour for Mr. McGauley’s services, which rate may be increased by up to 4% annually. The Danforth Consulting Agreement may be terminated by the Company or Danforth (a) with cause (as defined in the Danforth Consulting Agreement), immediately upon written notice to the other party or (b) without cause upon 30 days prior written notice to the other party. In addition, the Company may request changes to the Danforth personnel serving the Company, at which time Danforth will replace such personnel subject to the Company’s right of pre-approval. Pursuant to the Danforth Consulting Agreement, on December 2, 2024, the Company and Danforth transitioned the consultancy services of Lawrence R. Hoffman as Interim Chief Financial Officer, principal financial officer and principal accounting officer of the Company to Mr. McGauley.

Mr. McGauley has more than twenty-five years of financial and executive experience. Since July 2021, he has served as a consultant to several life sciences companies through Danforth. From 2018 to 2022, Mr. McGauley was a director at CBIZ in their accounting advisory practice, where he advised public and private clients and served as the interim chief financial officer for a private life sciences company during a critical growth period. Prior to that, from 2009 to 2018, he served as the chief financial officer and a consultant to several public and private life science companies, including Galectin Therapeutics Inc. (Nasdaq: GALT), where he was the interim chief financial officer from 2012 to 2013 and the company’s financial/accounting and SEC consultant from 2009 to 2012. Prior to that, he was a senior financial executive for deCODE genetics, Inc., a former Nasdaq-listed company. Mr. McGauley began his financial career in public accounting working with several accounting firms, and was most recently a manager at PricewaterhouseCoopers LLP specializing in life sciences and technology companies. Prior to that, he was an officer in the U.S. Army and later the MA National Guard, ending his military career as a captain and company commander. Mr. McGauley holds a B.S.B.A in Accounting from Stonehill College and is a Certified Public Accountant in Massachusetts.

Mr. McGauley, age 51, has no familial relationships with any executive officer or director of the Company. Other than his consultancy with the Company, there have been no transactions in which the Company has participated and in which Mr. McGauley had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1

Consulting Agreement dated October 14, 2021, by and between Tenax Therapeutics, Inc. and Danforth Advisors, LLC (certain confidential portions (as indicated therein) of this exhibit have been omitted) (incorporated by reference to Exhibit 10.20 to the Company’s Form 10-K for the period ended December 31, 2021, filed with the SEC on March 29, 2022).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2024	Tenax Therapeutics, Inc.

	By:	/s/ Christopher T. Giordano
Christopher T. Giordano
President and Chief Executive Officer

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